Exhibit 1.1

EXECUTION COPY

WESTLAKE CHEMICAL CORPORATION

DEBT SECURITIES

UNDERWRITING AGREEMENT

January 10, 2006

Deutsche Bank Securities Inc.

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Credit Suisse First Boston LLC

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

1. Offering. Westlake Chemical Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”) U.S. $250.0 million principal amount of its 6 5/8% Senior Notes due 2016 (the “Offered Securities”) to be issued under an Indenture dated as of January 1, 2006, as supplemented by a First Supplemental Indenture to be dated January 13, 2006 (as supplemented, the “Indenture”), between the Company, the Subsidiary Guarantors (as set forth therein) and JPMorgan Chase Bank, National Association as trustee (the “Trustee”). The Offered Securities will be unconditionally guaranteed as to the payment of principal, premium, if any, and interest (the “Guarantees”) by the subsidiaries of the Company named in Schedule B hereto (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”). As used herein, the term “Operative Documents” refers to this Agreement and the Indenture.

The Company and the Subsidiary Guarantors have filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-124581), including a form of prospectus, for the registration of the offer and sale of certain securities, including the Offered Securities, under the Securities Act of 1933, as amended (the “1933 Act”), from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”). Such registration statement, as amended, has been declared effective by the Commission. Promptly after the time of this Agreement but, in any event, prior to the Closing Date (as defined hereinafter), the Company and the Subsidiary Guarantors will prepare and file a prospectus supplement relating to the Offered Securities, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the 1933 Act Regulations. The final prospectus and the final prospectus supplement relating to the Offered Securities, in the forms filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations for use in connection with the offering of the Offered Securities, are collectively referred to herein as the “Prospectus”, and such registration statement, as amended, including the financial statements, schedules and other information which is incorporated by reference in the prospectus contained in the registration statement at the time such registration statement became effective, in the form in which it became effective, is hereinafter called the “Registration Statement”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the Applicable Time (as defined hereinafter). A “preliminary prospectus” shall be deemed to refer to any prospectus that omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to be identical to the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

“Issuer Free Writing Prospectus,” as used herein, means the documents listed in Schedule C hereto.

“Pricing Disclosure Package,” as used herein, means the preliminary prospectus supplement dated January 9, 2006 together with the Issuer Free Writing Prospectus.

“Applicable Time” as used herein, means the time immediately prior to the time sales of Offered Securities are first made.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be, at or prior to the Applicable Time; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Pricing Disclosure Package or the Prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, such preliminary prospectus, the Pricing Disclosure Package or the Prospectus, as the case may be, after the Applicable Time.

2. Representations and Warranties of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors, jointly and severally, represents and warrants to, and agrees with, the several Underwriters that:

(a) The Company meets the requirements for use of Form S-3 under the 1933 Act in connection with registration, offer and sale of the Offered Securities. At the time the Registration Statement became effective, the Registration Statement complied, and as of the Applicable Time and as of the Closing Date, complies and will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement, at the time it became effective, did not, as of the date hereof, does not, and at the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Pricing Disclosure Package, as of the Applicable Time and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, Prospectus or Pricing Disclosure Package made in reliance upon and in conformity with the Underwriter Information (as defined in Section 7(b)) or to those parts of the Registration Statement which constitute the Statements of Eligibility and

Qualification under the 1939 Act (the “Forms T-1”) of the Trustee that are filed as exhibits to the Registration Statement.

(b) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the 1933 Act Regulations on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the 1933 Act Regulations.

(c) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied or, when so filed, will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Pricing Disclosure Package and the Prospectus, at the time the Registration Statement became effective, as of the Applicable Time, the date of the Prospectus and on the Closing Date, did not and will not, as of such time or dates, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading.

(d) The Offered Securities have been duly and validly authorized by the Company and, when duly executed by the Company in accordance with the terms of the Indenture, assuming due authentication of the Offered Securities by the Trustee, upon delivery to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The Offered Securities will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.

(e) The Guarantee by each Subsidiary Guarantor has been duly and validly authorized by such Subsidiary Guarantor and when duly endorsed on the Offered Securities by such Subsidiary Guarantor in accordance with the terms of the Indenture and upon the due execution, authentication and delivery of the Offered Securities in accordance with the Indenture against payment therefor in accordance with the terms hereof, will constitute valid and binding obligations of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The Guarantees will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(f) The Company and each Subsidiary Guarantor has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of its state of incorporation or organization, with power and authority (corporate and other organizational) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and the Company and each Subsidiary Guarantor is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the current or future condition (financial or other), business, properties or results of operations of the Company, the Subsidiary Guarantors and any other subsidiary of the Company, taken as a whole (a “Material Adverse Effect”). The Company and each of the Subsidiary Guarantors has all requisite power and authority (corporate and other organizational) to enter into the Operative Documents and to authorize, issue and sell the Offered Securities and the Guarantees, as the case may be, as contemplated by this Agreement.

(g) Each subsidiary of the Company (other than a Subsidiary Guarantor) has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other organizational) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each such subsidiary is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.

(h) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the issued and outstanding shares of capital stock of each Subsidiary Guarantor and of each other subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and the shares of capital stock of each Subsidiary Guarantor and of each other subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as (i) would not, individually or in the aggregate, have a Material Adverse Effect, (ii) may exist or arise pursuant to or in connection with the debt agreements described in the Registration Statement (collectively, the “Debt Agreements”) or (iii) disclosed in the Pricing Disclosure Package and the Prospectus.

(i) The Indenture has been duly and validly authorized by the Company and each of the Subsidiary Guarantors, and upon its execution and delivery and, assuming due authorization, execution and delivery by the Trustee, will constitute the valid and binding obligations of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, except as such enforceability may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights generally and by general equitable principles. The Indenture will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.

(j) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any of the Subsidiary Guarantors and any person that would give rise to a valid claim against the Company, any Subsidiary Guarantor or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the sale of the Offered Securities.

(k) Except for the Registration Rights Agreement dated August 16, 2004 between the Company and TTWF LP and except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the 1933 Act with respect to any securities of the Company or such Subsidiary Guarantor owned or to be owned by such person or to require the Company or such Subsidiary Guarantor to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or such Subsidiary Guarantor under the 1933 Act that have not been validly waived or satisfied prior to the date hereof.

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency of the United States or body or any court with jurisdiction in the United States is required to be obtained or made by the Company or any of the Subsidiary Guarantors for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities, except such as have been obtained and made or will be obtained and made prior to the date hereof under the 1933 Act (provided, however, a filing with the Commission pursuant to Rule 424(b), Rule 430, Rule 430B or Rule 433 may be made after the date hereof so long as such filing is made within the time period specified in the applicable provision of such rule) and such as may be required under state securities or blue sky laws.

(m) The execution, delivery and performance of the Operative Documents by the Company and the Subsidiary Guarantors, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary Guarantor or any other subsidiary of the Company or any of their respective properties, or (B) any agreement or instrument to which the Company, any Subsidiary Guarantor or any other subsidiary of the Company is a party or by which any of them is bound or to which any of their respective properties is subject, or (C) any of their respective charters or by-laws or other organizational documents, other than, in the case of clauses (A) or (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(n) This Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors.

(o) Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company, each of the Subsidiary Guarantors and each of the other subsidiaries of the Company has (A) good and indefeasible title to (in the case of fee interests in real property), (B) valid leasehold interests in (in the case of leasehold interests in real or personal property) and (C) valid title to (in the case of all other personal property), all of its respective properties and assets reflected in the Company’s consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus free and clear of all liens, encumbrances and defects, except for such failures to have such title to or interests in, and for such liens, encumbrances and defects, as would not, individually or in the aggregate, have a Material Adverse Effect.

(p) The Company, the Subsidiary Guarantors and each other subsidiary of the Company possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, the Subsidiary Guarantors or any such subsidiary, would individually or in the aggregate, have a Material Adverse Effect.

(q) No labor dispute with the employees of the Company, the Subsidiary Guarantors or any other subsidiary of the Company exists or, to the knowledge of the Company or any of the Subsidiary Guarantors, is imminent that would reasonably be expected to have a Material Adverse Effect.

(r) The Company, the Subsidiary Guarantors and the other subsidiaries of the Company own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except as would not, individually or in the aggregate, have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company, the Subsidiary Guarantors or any such subsidiary, would individually or in the aggregate have a Material Adverse Effect.

(s) Except as disclosed in the Pricing Disclosure Package and the Prospectus, and except for such matters as would not, individually or in the aggregate, have a Material Adverse Effect or be required to be disclosed in the Prospectus by the Commission pursuant to the 1933 Act Regulations, the Company, the Subsidiary Guarantors and the other subsidiaries of the Company (or, to the knowledge of the Company or the Subsidiary Guarantors, any other entity for whose acts or omissions the Company is or the Subsidiary Guarantors are or may be liable) (1) are conducting and have conducted their businesses, operations and facilities in compliance with Environmental Laws (as defined below); (2) possess and maintain in full force and effect any and all permits, licenses or registrations required under Environmental Law for the conduct of their businesses (“Environmental Permits”); (3) have not, pursuant to any contract, assumed responsibility to cure any currently identified material liability under Environmental Law or to remediate any currently identified Hazardous Substances (as defined below) spill or release; (4) have not received any notice from a governmental authority or any other third party alleging any violation of Environmental Law or liability thereunder (including, without limitation, liability as a “potentially responsible party” and/or for costs of investigating or remediating sites containing Hazardous Substances and/or damages to natural resources); (5) are not subject to any pending or, to the knowledge of the Company or the Subsidiary Guarantors, threatened claim or other legal proceeding under any Environmental Laws against the Company or its subsidiaries; (6) do not have knowledge of any pending Environmental Law, or any unsatisfied condition in an Environmental Permit, or any release of Hazardous Substances that, individually or in the aggregate, can reasonably be expected to require any material capital expenditures to maintain the Company’s or the subsidiaries’ compliance with Environmental Law or with their Environmental Permits; and (7) does not (A) rely on any third party for an indemnity for, or the contractual assumption of, any material remediation obligation or liability under Environmental Law and (B) have reasonable cause to believe that such third party will default in its obligation to comply with such indemnity or contractual assumption. As used in this paragraph, “Environmental Laws” means any and all applicable federal, state, local, and foreign laws, statutes, ordinances, rules, regulations, requirements and common law, or any enforceable administrative or judicial interpretation, order, consent, decree or judgment thereof, relating to pollution or the protection of human health or the environment, including, without limitation, those relating to, regulating, or imposing liability or standards of conduct concerning (i) noise or odor, (ii) emissions, discharges, releases or threatened releases of Hazardous Substances into ambient air, surface water, groundwater or land, (iii) the generation, manufacture, processing, distribution, use, treatment, storage, disposal, release, transport or handling of, or exposure to, Hazardous Substances, (iv) the protection of wildlife or endangered or threatened species, or (v) the investigation, remediation or cleanup of, or exposure to, any Hazardous Substances. As used in this paragraph, “Hazardous Substances” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials, constituents or wastes or petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws.

(t) Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, the Subsidiary Guarantors, any other subsidiary of the Company or any of their respective properties that, if determined adversely to the Company, the Subsidiary Guarantors or any other subsidiary of the Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company or the Subsidiary Guarantors to perform its their respective obligations under the Operative Documents, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company’s or any Subsidiary Guarantor’s knowledge, contemplated.

(u) The financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis; all non-GAAP financial information included in the Registration Statement complies with the requirements of Item 10 of Regulation S-K under the 1933 Act.

(v) Except as disclosed in the Pricing Disclosure Package and the Prospectus, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company, the Subsidiary Guarantors and the other subsidiaries of the Company, taken as a whole, and, except as disclosed in or contemplated by the Pricing Disclosure Package and the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company or each of the Subsidiary Guarantors on any class of its capital stock.

(w) As of the date hereof, the Company is subject to the reporting requirements of Section 13 of the 1934 Act and files reports with the Commission on EDGAR.

(x) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Pricing Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940.

(y) The Company, the Subsidiary Guarantors and the other subsidiaries of the Company have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes due thereon, and other than tax deficiencies which the Company, any Subsidiary Guarantor or any other subsidiary of the Company is contesting in good faith and for which adequate reserves have been provided in accordance with GAAP, there is no tax deficiency that has been asserted against the Company, any Subsidiary Guarantor or any other subsidiary of the Company that would, individually or in the aggregate, have a Material Adverse Effect.

(z) Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

(aa) PricewaterhouseCoopers LLP who have certified certain financial statements of the Company and its subsidiaries are an independent registered public accounting firm as contemplated by the 1933 Act and the 1933 Act Regulations.

(bb) The Company, the Subsidiary Guarantors and the other subsidiaries of the Company maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

(cc) The Company, the Subsidiary Guarantors and the other subsidiaries of the Company maintain disclosure controls and procedures (as defined in Rule 13a-14 of the 1934 Act Regulations) designed to ensure that information required to be disclosed by the Company, including its consolidated subsidiaries, in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported in accordance with the 1934 Act Regulations. The Company has carried out evaluations, under the supervision and with the participation of the Company’s management, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15 of the 1934 Act Regulations.

(dd) Neither the Company nor any of its subsidiaries nor any agent thereof acting on the behalf of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Offered Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ee) No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) of the 1933 Act Regulations (i) has imposed (or has informed the Company or any Subsidiary Guarantor that it is considering imposing) any condition (financial or otherwise) on the Company’s or any Subsidiary Guarantor’s retaining any rating assigned to the Company or any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor or (ii) has indicated to the Company or any Subsidiary Guarantor that it is considering (a) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company, any Subsidiary Guarantor or any securities of the Company or any Subsidiary Guarantor.

(ff) The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any preliminary prospectus, the Prospectus and any Issuer Free Writing Prospectus.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Subsidiary Guarantors agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Subsidiary Guarantors, at a purchase price of 98.424% of the principal amount thereof plus accrued interest from January 13, 2006 to the Closing Date the respective principal amounts of the Offered Securities, together with the related Guarantees, set forth opposite the names of the several Underwriters in Schedule A hereto.

The Company will deliver against payment of the purchase price the Offered Securities and the Guarantees in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by wire transfer to an account at a bank reasonably acceptable to the Underwriters specified by the Company, at 9:00 A.M., New York time, on January 13, 2006, or at such other time not later than seven full business days thereafter as the Underwriters and the Company determine, such time being herein referred to as the “Closing Date”, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The form of Global Securities will be made available for checking at the office of Baker Botts L.L.P., One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002 at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

5. (A) Certain Agreements of the Company and the Subsidiary Guarantors. Each of the Company and the Subsidiary Guarantors, jointly and severally, agrees with the several Underwriters that:

(a) At any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, the Company and the Subsidiary Guarantors will not file or make any amendment to the Registration Statement or any supplement to the Prospectus (except for periodic or current reports filed under the 1934 Act) unless the Company has and the Subsidiary Guarantors have furnished the Underwriters a copy for its review prior to filing and given the Underwriters a reasonable opportunity to comment on any such proposed amendment or supplement. The Underwriters shall make its responses thereto, if any, promptly. Immediately following the Applicable Time, the Company and the Subsidiary Guarantors will prepare a prospectus supplement, in form approved by the Underwriters, setting forth the amount of shares of Offered Securities to be sold, the Underwriters’ names, the price at which the Offered Securities are to be purchased by the Underwriters from the Company, the initial offering price, the selling concession and reallowance, if any, and such other information as the Underwriters and the Company and the Subsidiary Guarantors deem appropriate in connection with the offering of the Offered Securities. The Company and the Subsidiary Guarantors will promptly cause the Prospectus to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period prescribed by such rule and will provide evidence satisfactory to the Underwriters of such filing. The Company and the Subsidiary Guarantors will promptly advise the Underwriters (i) at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, when any post-effective amendment to the Registration Statement shall have been filed or become effective, (ii) of any request by the Commission for any post-effective amendment of the Registration Statement or supplement to the Prospectus or any Issuer Free Writing Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or the institution or threatening by direct communication with the Company or the Subsidiary Guarantors of any proceeding for that purpose, and (iv) of the receipt by the Company or the Subsidiary Guarantors of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threatening by direct communication with the Company or the Subsidiary Guarantors of any proceeding for such purpose. The Company and the Subsidiary Guarantors will promptly effect the filing of the Prospectus necessary pursuant to Rule 424(b) of the 1933 Act Regulations and will take such steps as they deem necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, they will promptly file the Prospectus. The Company and the Subsidiary Guarantors will use their reasonable best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) If at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus or the Pricing Disclosure Package would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or to supplement the Prospectus or the Pricing Disclosure Package to comply with the 1933 Act or the 1934 Act, or the 1933 Act Regulations or the 1934 Act Regulations, the Company and the Subsidiary Guarantors promptly will (i) notify the Underwriters, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance, and (iii) supply any supplemented Prospectus or any supplemented Pricing Disclosure Package to the Underwriters in such quantities as the Underwriters may reasonably request.

(c) During the period when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, the Company will timely file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act and will furnish to the Underwriters copies of such documents.

(d) As soon as practicable, but not later than 90 days after the close of the period covered by the earnings statement, the Company will make generally available to its security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Regulations.

(e) So long as the Underwriters are required to deliver a prospectus in connection with sales of the Offered Securities (or required to be delivered but for Rule 172 of the 1933 Act Regulations), the Company will furnish to the Underwriters and their counsel, without charge, such copies of the Registration Statement (including exhibits thereto), Prospectus and each Issuer Free Writing Prospectus as the Underwriters may reasonably request.

(f) The Company will retain in accordance with the 1933 Act Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the 1933 Act Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the preliminary prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in the Issuer Free Writing Prospectus, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Underwriters and, upon their request and to the extent required by applicable law, to file such document and to prepare and furnish without charge to each Underwriter as many copies as Deutsche Bank Securities Inc. may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(g) The Company and the Subsidiary Guarantors will use their reasonable best efforts to arrange for the qualification of the Offered Securities and the Guarantees for sale under the laws of such jurisdictions as the Underwriters reasonably request and will continue such qualifications in effect so long as required for the distribution of the Offered Securities, provided that the Company and the Subsidiary Guarantors shall not be required to qualify as a foreign corporation or other entity or to file a general consent to service of process in any jurisdiction.

(h) For a period of 30 days after the date of the Closing Date, the Company and each of the Subsidiary Guarantors will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company or any Subsidiary Guarantor and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, contract, pledge or disposition, without the prior written consent of the Underwriters.

(i) Each of the Company and the Subsidiary Guarantors jointly and severally agrees with the several Underwriters to pay all expenses incident to the performance of its obligations under this Agreement (including, without limitation, fees of the Company’s and the Subsidiary Guarantors’ counsel and accounting fees), for any filing fees and other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities and the Guarantees for sale under the laws of such jurisdictions as the Underwriters designate and the printing of memoranda relating thereto, for any travel expenses of the Company’s officers and employees and any other expenses of the Company and the Subsidiary Guarantors in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses, the Pricing Disclosure Package and the Prospectus (including any amendments and supplements thereto) to the Underwriters.

6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Subsidiary Guarantors herein, to the accuracy of the statements of officers of the Company and the Subsidiary Guarantors made pursuant to the provisions hereof, to the performance by the Company of its and the Subsidiary Guarantors of their respective obligations hereunder and to the following additional conditions precedent:

(a) The Underwriters shall have received a letter, dated the date hereof, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the preliminary prospectus and the Prospectus.

(b) The Prospectus shall have been filed with the Commission in accordance with the 1933 Act Regulations and Section 5(a) of this Agreement. The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus consented to be used by the Company. Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or an Issuer Free Writing Prospectus shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of Company or any of the Subsidiary Guarantors or the Underwriters, shall be contemplated by the Commission.

(c) Subsequent to the Applicable Time, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, the Subsidiary Guarantors and its other subsidiaries, taken as a whole, which, in the reasonable judgment of a majority in interest of the Underwriters, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) of the 1933 Act Regulations), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the reasonable judgment of a majority in interest of the Underwriters, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the reasonable judgment of a majority in interest of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of, delivery and payment for the Offered Securities.

(d) The Underwriters shall have received an opinion, dated the Closing Date, of Baker Botts L.L.P., counsel for the Company and the Subsidiary Guarantors, to the effect that:

(i) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(ii) The Company and each Subsidiary Guarantor has the requisite corporate or limited partnership power and authority (A) to enter into the Operative Documents and (B) to authorize, issue and sell the Offered Securities and the Guarantees, as the case may be, as contemplated by this Agreement;

(iii) The Offered Securities have been duly authorized by the Company and, when executed, issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, (A) will be the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as such enforceability may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus;

(iv) The Guarantee of each Subsidiary Guarantor has been duly authorized by such Subsidiary Guarantor; when the Guarantees have been duly executed by the Subsidiary Guarantors and the Offered Securities on which such Guarantees have been endorsed have been duly executed by the Company and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof, the Guarantees (A) will be valid and legally binding obligations of the Subsidiary Guarantors, enforceable against each of the Subsidiary Guarantors in accordance with their respective terms except as such enforceability may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (B) will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus;

(v) The Indenture has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, is a valid and legally binding obligation of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms except as such enforceability may be limited by bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(vi) The Indenture conforms in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus;

(vii) Except as described in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings known to such counsel between the Company or any Subsidiary Guarantor and any person granting such person the right to require the Company or such Subsidiary Guarantor to file a registration statement under the 1933 Act with respect to any securities of the Company or such Subsidiary Guarantor owned or to be owned by such person or to require the Company or such Subsidiary Guarantor to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or such Subsidiary Guarantor under the 1933 Act that have not been validly waived or satisfied;

(viii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company or any Subsidiary Guarantor for the consummation of the transactions contemplated by the Operative Documents in connection with the sale of the Offered Securities, except such as have been obtained and made under the 1933 Act, such consents, approvals or filings as may be required by or with the NASD (as to which such counsel need express no opinion) and such as may be required under state securities or blue sky laws (as to which such counsel need express no opinion);

(ix) The execution, delivery and performance of the Operative Documents and the sale of the Offered Securities and the Guarantees, in each case by the Company and the Subsidiary Guarantors, will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, (A) any statute, rule or regulation of, or order of any governmental agency or body or any court having jurisdiction in, the United States, the State of Texas or the State of New York, or the Delaware General Corporation Law (provided, however, that such counsel need express no opinion with respect to compliance with any state securities or antifraud law, rule or regulation), (B) any agreement or instrument listed as an exhibit to the most recently filed Annual Report on Form 10-K of the Company (the “Material Agreements”), or (C) the charter or by-laws of the Company, other than, in the case of clauses (A) or (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(x) This Agreement has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor; and

(xi) The Registration Statement was declared effective under the 1933 Act as of the date and time specified in such opinion, the preliminary prospectus and the Prospectus were each filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof or order suspending or preventing the use of the Prospectus, preliminary prospectus or any Issuer Free Writing Prospectus has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement and the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein, or omitted therefrom, as to which such counsel need express no opinion), and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, with representatives of the independent accountants of the Company and the Subsidiary Guarantors and with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or Prospectus (except to the extent set forth in paragraphs (iii), (iv) and (vi) above), on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and representatives of the Underwriters), no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date, as of the date of this Agreement or as of the Closing

Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (B) the Pricing Disclosure Package (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Applicable Time and at the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the Prospectus or any amendments thereto (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date or as of the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

(e) The Underwriters shall have received an opinion, dated the Closing Date, of Stephen Wallace, Vice President and General Counsel of the Company, to the effect that:

(i) Each Subsidiary Guarantor and each other subsidiary of the Company listed on Exhibit A hereto has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, with power and authority (corporate and other organizational) to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus; and each of the Company, the Subsidiary Guarantors and the other subsidiaries of the Company listed on Exhibit A hereto is duly qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) To the best of such counsel’s knowledge, there is no litigation or governmental proceeding by or against the Company or any Subsidiary of the Company or concerning any property of the Company or any of its Subsidiaries, pending or threatened, that (A) could reasonably be expected to have a Material Adverse Effect if adversely determined or (B) is required to be disclosed in the Registration Statement, the Prospectus or the Pricing Disclosure Package and are not so disclosed, other than, in the case of clause (A), as routinely encountered in claims activity or as disclosed in the Pricing Disclosure Package and the Prospectus or the documents incorporated therein by reference or, in the case of clause (B), as disclosed in the Pricing Disclosure Package and the Prospectus or the documents incorporated therein by reference.

(iii) The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; all of the issued and outstanding shares of capital stock of each Subsidiary Guarantor and of each other subsidiary of the Company has been duly authorized and validly issued and are fully paid and nonassessable; and the shares of capital stock of each Subsidiary Guarantor and of each other subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except as (i) would not, individually or in the aggregate, have a Material Adverse Effect, (ii) may exist or arise pursuant to or in connection with the Debt Agreements or (iii) disclosed in the Prospectus;

(iv) The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(v) The execution, delivery and performance of the Operative Documents will not result in (A) a breach or violation of any of the terms and provisions of, or constitute a default under, the charter or by-laws or other organizational documents of any Subsidiary Guarantor or any other subsidiary of the Company, or (B) any agreement or instrument to which the Company, any Subsidiary Guarantor or any other subsidiary of the Company is a party or by which any of them is bound or to which any of their respective properties is subject (excluding the Material Agreements, as to which such counsel need express no opinion), other than, in the case of clause (B) above, such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect; and

(vi) The documents incorporated by reference in the Pricing Disclosure Package and the Prospectus (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein, or omitted therefrom, as to which such counsel need express no opinion), at the time they were filed with the Commission, appear on their faces to comply as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

Such counsel shall also include, in a separate paragraph of its opinion, statements to the following effect: such counsel has participated in conferences with officers and other representatives of the Company and the Subsidiary Guarantors, with representatives of the independent accountants of the Company and the Subsidiary Guarantors, with representatives of and counsel for the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus were discussed, and although such counsel did not independently verify such information, and is not passing upon and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment thereto, on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company and representatives of the Underwriters), no facts have come to such counsel’s attention that lead such counsel to believe that (A) the Registration Statement (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date, as of the date of this Agreement, or as of the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein not misleading, (B) the Pricing Disclosure Package (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment), as of the Applicable Time and at the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (C) the Prospectus or any amendment thereto (other than the financial statements and schedules, including the notes thereto, the auditors’ reports thereon, management’s report on internal control over financial reporting, if any, and the other financial, numerical and accounting information included therein or omitted therefrom, as to which such counsel has not been asked to comment) as of its effective date or as of the Closing Date included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f) The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may require, and the Company and the Subsidiary Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Underwriters shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company and on behalf of each Subsidiary Guarantor in which such officers, to their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company and each Subsidiary Guarantor in this Agreement are true and correct; the Company and each Subsidiary Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in the Prospectus or as described in such certificate.

(h) The Underwriters shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company and each Subsidiary Guarantor will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably request. The Underwriters may in their discretion waive compliance with any conditions to the obligations of the Underwriters hereunder.

7. Indemnification and Contribution.

(a) The Company and each Subsidiary Guarantor will, jointly and severally, indemnify and hold harmless each Underwriter, its partners, members, directors and officers and each person, if any who controls such Underwriter within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any related preliminary prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any related preliminary prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor any Subsidiary Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each Subsidiary Guarantor and their respective directors and officers and each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the 1933 Act, against any losses, claims, damages or liabilities to which the Company or any Subsidiary Guarantor may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any related preliminary prospectus, or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state in the Registration Statement, the Prospectus, or any amendment or supplement thereto, any related preliminary prospectus or any Issuer Free Writing Prospectus or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein (the “Underwriter Information”), and will reimburse any legal or other expenses reasonably incurred by the Company or any Subsidiary Guarantor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the third paragraph, the second sentence of the fourth paragraph, the first sentence of the sixth paragraph and the seventh paragraph of the “Underwriting” section of the final prospectus supplement and the corresponding information in the preliminary prospectus supplement dated January 9, 2006.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Subsidiary Guarantors bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, any Subsidiary Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and each Subsidiary Guarantor under this Section shall be in addition to any liability which the Company and each Subsidiary Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and the Subsidiary Guarantors, to each officer of the Company and the Subsidiary Guarantors who has signed the

Registration Statement and to each person, if any, who controls the Company or any Subsidiary Guarantor within the meaning of the 1933 Act.

8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date, the Underwriters may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on the Closing Date. If any Underwriter or Underwriters so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Subsidiary Guarantors or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Subsidiary Guarantors or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Subsidiary Guarantors shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company, the Subsidiary Guarantors and the Underwriters pursuant to Section 7 shall remain in effect, and if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 6(c), the Company and the Subsidiary Guarantors will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

10. Free Writing Prospectus. Each Underwriter severally covenants with the Company that it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission without the consent of the Company, not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus. The Company covenants with the Underwriters that it has not made and will not make any offer relating to the Offered Securities that would constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission without the consent of Deutsche Bank Securities Inc., not to be unreasonably withheld, other than any such offer included in an Issuer Free Writing Prospectus.

11. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that (i) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to the Underwriters, c/o Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Corporate Finance Department, or, if sent to the Company or a Subsidiary Guarantor, will be mailed, delivered or faxed and confirmed to it at 2801 Post Oak Boulevard, Suite 600, Houston, Texas 77056, Attention: General Counsel (fax (713) 629-6239); provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or faxed and confirmed to such Underwriter.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Subsidiary Guarantors and the several Underwriters in accordance with its terms.

Very truly yours,

Westlake Chemical Corporation

By:	/S/ ALBERT CHAO
Name:	Albert Chao
Title:	President and Chief Executive Officer

GVGP, Inc.

North American Bristol Corporation

Westlake Chemical Holdings, Inc.

Westlake Chemical Investments, Inc.

Westlake International Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake NG II Corporation

Westlake Olefins Corporation

Westlake Petrochemicals LP,

By Westlake Chemical Investments, Inc., its General Partner
Westlake Polymers LP,
By Westlake Chemical Investments, Inc., its General Partner
Westlake PVC Corporation Westlake Resources Corporation Westlake Styrene LP,
By Westlake Chemical Holdings, Inc., its General Partner
Westlake Vinyl Corporation
Westlake Vinyls Company LP,
By GVGP, Inc., its General Partner
Westlake Vinyls, Inc.
WPT LP,
By Westlake Chemical Holdings, Inc. its General Partner

By:	/S/ ALBERT CHAO
Name:	Albert Chao
Title:	President

Geismar Holdings, Inc. Westlake Chemical Manufacturing, Inc. Westlake Chemical Products, Inc. Westlake Development Corporation

By:	/S/ R. MICHAEL LOONEY
Name:	R. Michael Looney
Title:	President

North American Pipe Corporation North American Profiles, Inc. Van Buren Pipe Corporation Westech Building Products, Inc.

By:	/S/ WAYNE D. MORSE
Name:	Wayne D. Morse
Title:	President

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Deutsche Bank Securities Inc. Banc of America Securities LLC
J.P. Morgan Securities Inc. Credit Suisse First Boston LLC

By:	Deutsche Bank Securities Inc.

By:	/S/ ELIZABETH CHANG
Name:	Elizabeth Chang
Title:	Director

By:	/S/ TOM COLE
Name:	Tom Cole
Title:	MD

EXECUTION COPY

SCHEDULE A

Underwriter	Principal Amount of Offered Securities
Deutsche Bank Securities Inc.	$137,500,000
Banc of America Securities LLC	$75,000,000
J.P. Morgan Securities Inc.	$18,750,000
Credit Suisse First Boston LLC	$18,750,000

Total	$250,000,000

EXECUTION COPY

SCHEDULE B

SUBSIDIARY GUARANTORS

Geismar Holdings, Inc.

GVGP, Inc.

North American Bristol Corporation

North American Pipe Corporation

Westech Profiles Limited

Van Buren Pipe Corporation

Westech Building Products, Inc.

Westlake Chemical Holdings, Inc.

Westlake Chemical Investments, Inc.

Westlake Chemical Manufacturing, Inc.

Westlake Chemical Products, Inc.

Westlake Development Corporation

Westlake International Corporation

Westlake Management Services, Inc.

Westlake NG I Corporation

Westlake NG II Corporation

Westlake Olefins Corporation

Westlake Petrochemicals LP

Westlake Polymers LP

Westlake PVC Corporation

Westlake Resources Corporation

Westlake Styrene LP

Westlake Vinyl Corporation

Westlake Vinyls Company LP

Westlake Vinyls, Inc.

WPT LP

SCHEDULE C

LIST OF ISSUER FREE WRITING PROSPECTUSES

1. Final Term Sheet circulated to investors on January 10, 2006.

EXECUTION COPY

EXHIBIT A

Material Subsidiaries

North American Bristol Corporation

North American Pipe Corporation

Westlake Styrene LP

Westlake Polymers LP

WPT LP

Westech Building Products, Inc.

Westlake Petrochemicals LP

Westlake PVC Corporation

Westlake Vinyls, Inc.